Exhibit 99.1

Aardvark Therapeutics Reports First Quarter 2025 Financial Results and

Provides Business Highlights

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Phase 3 HERO trial of ARD-101 for the treatment of hyperphagia associated with Prader-Willi Syndrome (PWS); data readout expected in early 2026
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$151.3 million in cash, cash equivalents, and short-term investments supports projected operations into 2027

SAN DIEGO, CA, May 14, 2025 (GLOBE NEWSWIRE) -- Aardvark Therapeutics, Inc. (Aardvark) (Nasdaq: AARD), a clinical-stage biopharmaceutical company focused on developing novel, small-molecule therapeutics to activate innate homeostatic pathways for the treatment of metabolic diseases, today reported financial results for the first quarter ended March 31, 2025, and provided business highlights.

“We believe that there is a significant, untapped opportunity to target anti-hunger signaling to treat rare metabolic diseases and obesity. Our lead candidate, ARD-101, is intended to address hunger by lowering the discomfort of fasting without notably decreasing the desirability of food or inducing nausea,” said Tien Lee, M.D., Founder and Chief Executive Officer of Aardvark. “The Phase 3 HERO study of ARD-101 in PWS shows our commitment to addressing unmet needs in this community.”

Summary of Business Highlights

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In February 2025, Aardvark successfully completed its initial public offering (IPO), raising $97.9 million in gross proceeds. After deducting underwriting discounts, commissions, and offering expenses, the Company received approximately $87.5 million in net proceeds. Aardvark’s stock began trading under the symbol “AARD” on February 13, 2025.

Select First Quarter 2025 Financial Highlights

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Cash Position: As of March 31, 2025, Aardvark had cash, cash equivalents, and short-term investments of $151.3 million, which includes the net proceeds from the IPO in February 2025. Based on current operating plans, Aardvark believes that its existing cash, cash equivalents, and short-term investments, together with the proceeds from the IPO, will be sufficient to fund projected operations into 2027.

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R&D Expenses: Research and development expenses were $7.8 million and $1.2 million for the quarter ended March 31, 2025 and 2024, respectively. The $6.6 million increase for the quarter ended March 31, 2025, resulted from increased development costs primarily related to ARD-101 and an increase in personnel-related expenses.

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G&A Expenses: General and administrative expenses were $2.7 million and $0.9 million for the quarter ended March 31, 2025, and 2024, respectively. The $1.9 million increase for the quarter ended March 31, 2025, primarily resulted from increases in professional fees, facilities and other and personnel-related costs, which were partially related to commencing operations as a public company.

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Net loss: Net loss was $9.3 million and $2.2 million for the quarter ended March 31, 2025, and 2024, respectively.

About Aardvark Therapeutics, Inc.

Aardvark is a clinical-stage biopharmaceutical company developing novel, small-molecule therapeutics designed to suppress hunger for the treatment of PWS and metabolic diseases. Recognizing hunger (the discomfort from not having eaten recently) is a distinct neural signaling pathway separate from appetite (the reward-seeking, desirability of food). Our programs explore therapeutic applications in hunger-associated indications and potential complementary uses with anti-appetite therapies. Our lead compound, oral ARD-101, is in Phase 3 clinical development for the treatment of hyperphagia associated with PWS, a rare disease characterized by insatiable hunger. ARD-101 is also being studied in hypothalamic obesity. Aardvark is also developing ARD-201, a fixed-dose combination of ARD-101 with a DPP-4 inhibitor, with a goal of addressing some of the limitations of currently marketed GLP-1 therapies for the treatment of obesity and obesity-related conditions. For more information, visit aardvarktherapeutics.com.

Forward-Looking Statements
Statements in this press release about future expectations, plans and prospects, as well as any other statements regarding matters that are not historical facts, may constitute “forward-looking statements.” These statements include, but are not limited to, statements concerning: Aardvark’s future results of operations and financial position, business strategy, product candidates, ongoing clinical trials, planned clinical trials, expected timing for data readouts and reporting topline results, anticipated cash runway, likelihood of success, as well as plans and objectives of management for future operations. The words, without limitation, “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these or similar identifying words. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: uncertainties related to potential delays in the commencement, enrollment and completion of clinical trials; the risk that we may use our capital resources sooner than expected and that they may be insufficient to allow us to achieve our anticipated milestones; risks related to our dependence on third parties for manufacturing, shipping and clinical and preclinical trials; the risk that results from earlier clinical trials and preclinical studies may not necessarily be predictive of future results; and other factors discussed in the “Risk Factors” section of Aardvark’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2025 to be filed with the Securities and Exchange Commission on or about the date hereof. When evaluating Aardvark’s business and prospects, careful consideration should be given to these risks and uncertainties. Any forward-looking statements contained in this press release are based on the current expectations of Aardvark’s management team and speak only as of the date hereof, and Aardvark specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

Contact:

Carolyn Hawley, Inizio Evoke Comms

(619) 849-5382

Carolyn.hawley@inizioevoke.com

Aardvark Therapeutics, Inc.

Unaudited Condensed Consolidated Statements of Operations

(in thousands, except share and per share data)

	Three Months Ended March 31,
	2025	2024

Operating expenses:
Research and development	$7,755	$1,207
General and administrative	2,715	861
Credit loss—related party accounts receivable	—	103
Total operating expenses	10,470	2,171
Loss from operations	(10,470)	(2,171)
Total other income (expense), net	1,160	(7)
Net loss	$(9,310)	$(2,178)
Net loss per share of common stock, basic and diluted	$(0.71)	$(0.55)
Weighted-average shares used in net loss per share calculation	13,194,718	3,967,333

Aardvark Therapeutics, Inc.

Condensed Consolidated Balance Sheets

(in thousands, except share amounts)

	March 31,	December 31,
	2025	2024
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$26,504	$61,641
Short-term investments	124,756	12,022
Prepaid expenses and other current assets	3,294	474
Total current assets	154,554	74,137
Operating lease right-of-use asset	628	735
Other assets	1,843	2,635
Total assets	$157,025	$77,507
Liabilities, Convertible Preferred Stock and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$2,556	$2,298
Accrued liabilities	3,030	2,291
Operating lease liability, current portion	390	338
Total current liabilities	5,976	4,927
Operating lease liability, net of current portion	336	441
Other long-term liabilities	24	26
Total liabilities	6,336	5,394
Commitments and contingencies
Convertible preferred stock	—	126,756
Stockholders’ equity (deficit):
Common stock	—	—
Additional paid-in-capital	218,282	3,684
Accumulated other comprehensive income	44	—
Accumulated deficit	(67,637)	(58,327)
Total stockholders’ equity (deficit )	150,689	(54,643)
Total liabilities, convertible preferred stock, and stockholders’
equity (deficit)	$157,025	$77,507